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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectuses of Dave and Buster's, Inc. and to the incorporation by reference therein of our report dated March 21, 2003, with respect to the consolidated financial statements and schedule of Dave and Buster's, Inc. included in its Annual Report (Form 10-K/A) for the year ended February 2, 2003, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Dallas, Texas
September 3, 2003